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                                  EXHIBIT 10.15

                             WALL STREET DELI, INC.

                             NON-EMPLOYEE DIRECTORS
                               STOCK PURCHASE PLAN
              As approved by the shareholders on November 17, 2000

1.       PURPOSE

         This Wall Street Deli, Inc. Non-Employee Directors Stock Purchase Plan (the "Plan") is intended to enable Wall Street Deli, Inc. ("Wall Street Deli" or the "Company"), to attract and retain capable non-employee Directors to the service of the Company and to provide them with incentives to promote the best interests of the Company by enabling them and encouraging them to acquire shares of the Company's common stock, $0.05 par value (the "Shares").

2.       ADMINISTRATION

         The Plan shall be administered by a committee of the Board of Directors (the "Committee"), which shall consist of at least two members of the Board of Directors, and may consist of the Company's Compensation Committee. It is intended that this Plan shall constitute a "formula award" plan within the meaning of Rule 16b-3 (and Note 3 thereto) under the Securities Exchange Act of 1934, as amended (the "Act"); if for any reason it shall be determined that this Plan does not constitute a formula award plan, or if for any other reason the Board of Directors may consider it advisable, the Committee shall consist either
(i) solely of directors who are "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) under the Act; or (ii) the entire Board of Directors.

         The Committee shall have the authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders, and directors of the Company and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.       ELIGIBILITY

         The Directors eligible to participate in the Plan shall be those Directors of Wall Street Deli who are not employed by the Company or its subsidiaries. The Directors eligible to participate in the Plan are hereinafter referred to as "Eligible Directors." Eligible Directors electing to participate in the Plan are hereafter referred to as "Participants."

4.       ELECTION TO RECEIVE DIRECTORS FEES IN CASH OR SHARES

         (a) Grant. Without further action by the Board, the Committee or the stockholders of Wall Street Deli, each Eligible Director may elect to receive Shares pursuant to the formula set forth in (d) below by agreeing to forgo all or any portion of the Eligible Director's annual cash fees payable for the calendar year following the date of such election, but subject, to the provisions of (b) below.

         (b) Method of Election. A Participant who wishes to elect to receive one or more Shares in accordance with Section 4(a) shall deliver to the Secretary of the Company a written irrevocable election, in a form acceptable to the counsel to the Company, not later than December 1, 2000 with respect to annual cash fees payable after January 1, 2001 and December 1 of each year thereafter with respect to the annual cash fees payable for services in the fiscal year beginning on the day following the Saturday closest to December 31 thereafter (the Company's second fiscal quarter end), specifying the amount (either in dollars or as a percentage) of such Participant's annual fees which he or she

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wishes to forgo. (If the date an election is due is not a business day, such election shall be due on the next business day immediately following such otherwise applicable date.) In the event that a Participant elects to forgo less than 100% of his or her annual retainer fees for a relevant year, such Participant may provide in his or her election that such foregoing retainer fees be applied to the acquisition of Shares pro rata in each calendar quarter or from the full amount of fees otherwise payable for each quarter until the full amount elected has been so applied.

         (c) Acquisition of Shares. On the first business day following the end of each calendar quarter with respect to which a Participant has elected to forgo all or a portion of his or her annual retainer fees payable for services to be performed during such calendar quarter ("Date of Acquisition"), the Company shall cause to be purchased in the open market, in the name of the Plan and on behalf of the respective Participants, the number of Shares determined in accordance with (d) below.

         (d) Number of Shares. The number of Shares to be received by a Participant as of each Date of Acquisition shall be equal to the number of whole Shares determined by the quotient of (i) and (ii) below, where (i) and (ii) are:

                  (i) the dollar amount of the annual cash fees being forgone with respect to services to be performed during the applicable quarter in accordance with an election under this Section 4 to receive; and

                  (ii) one hundred percent (100%) of the average purchase price per Share, based on the total cost of all Shares acquired on behalf of all Participants with respect to such Date of Acquisition.

         If the above quotient produces a fractional Share, the Participant shall receive the cash value of such factional Share, instead of receiving such fractional Share.

5.       NONTRANSFERABILITY OF AWARDS

         No right to make elections under this Plan (an "Award") shall be transferable by the Participant otherwise than by will or under the applicable laws of descent and distribution. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.

6.       RIGHTS AS A STOCKHOLDER

         A Participant shall have no rights as a stockholder with respect to any Shares until he shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

7.       DETERMINATIONS

         Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board or the Committee, as the case may be, shall be final and binding for all purposes and upon all persons, including, without limitation, Wall Street Deli, the directors, officers and other employees of Wall Street Deli and its subsidiaries, the Participants and their respective heirs, executors, administrators, personal representatives and other successors in interest.



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8.       TERMINATION, AMENDMENT AND MODIFICATION

         (a) This Plan shall terminate at the close of business on December 31, 2010, unless sooner terminated pursuant to paragraph (b) below or by action of the stockholders of Wall Street Deli, provided, however, that Shares may be awarded after December 31, 2010 the extent that a Participant elected to receive such Shares prior to December 31, 2010. The Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan shall conform to all applicable laws and regulations and
(ii) any other amendments deemed appropriate, provided that no such amendment may be made if either the authority to make such amendment or the amendment would cause the Eligible Directors to cease to be "non-employee directors" with regard to this Plan or any other stock option or other equity plan of Wall Street Deli for purposes of Rule 16b-3 (or any successor thereto). Notwithstanding the foregoing, (i) the provisions of the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code and the rules thereunder and (ii) the Board may not effect any amendment that would require the approval of the stockholders of Wall Street Deli under Rule 16b-3 or the listing requirements of any stock exchange (if applicable to Wall Street Deli at the time such amendment is adopted or will be effective) unless such approval is obtained. This Plan may be amended or terminated at any time by the stockholders of Wall Street Deli.

         (b) Notwithstanding anything else in this Plan to the contrary, any action under this Plan subject to approval of the stockholders of Wall Street Deli shall terminate and be rendered void and without effect if such approval is not received by the next annual meeting of stockholders of Wall Street Deli following the date of the action giving rise to the need for such approval (of if such action occurs after the date the proxy materials for the next annual meeting of stockholders have been mailed to stockholders, by the second annual meeting of stockholders next following such action).

         (c) Except as provided in paragraph (b) above or as otherwise required by law, no termination, amendment or modification of this Plan may, without the consent of a Participant or the permitted transferee of a Participant, alter or impair the rights and obligations arising under any then outstanding.

9.       NON-EXCLUSIVITY

         Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of Wall Street Deli for approval shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific instances.

10.      GENERAL PROVISIONS

         (a) This Plan shall not impose any obligations on Wall Street Deli to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain as a director of Wall Street Deli.

         (b) If the Board determines that the law so requires, the holder of Shares received hereunder shall, upon receipt thereof, execute and deliver to Wall Street Deli a written statement, in form satisfactory to Wall Street Deli, representing and warranting that he is purchasing or accepting the Shares then acquired for his own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by Wall Street Deli as to the availability of such exemption.


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         (c) Nothing contained in this Plan and no action taken pursuant to this
Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between Wall Street Deli and any Participant, or any other persons. Any reserves that may be established by Wall Street Deli in connection with this Plan shall continue to be part of the general funds of Wall Street Deli, and no individual or entity other than Wall Street Deli shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from Wall Street Deli pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of Wall Street Deli.

11.      LISTING AND REGISTRATION OF SHARES AND RELATED MATTERS

         If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided, for, free of any conditions not acceptable to the Board.

12.      WITHHOLDING TAXES

         The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the issuance of Shares under this Plan, including requiring a Participant to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Board may prescribe.

13.      INDEMNIFICATION AND EXCULPATION

                  (a) Each person who is or shall have been a member of the Board of Directors or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

                  (b) Each member of the Board of Directors or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished in connection with the administration of this Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee, or an officer or employee of the Company be liable for any determination made or other action taken or any omission to act in reliance upon any such information or for any action (including the furnishing of information) taken or any failure to act, if in good faith.



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14.      PRONOUNS; HEADINGS

         Wherever any words are used in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Headings used herein are for general information only and do not constitute part of the Plan.

15.      SEVERABILITY OF PROVISIONS

         If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

16.      SHAREHOLDER APPROVAL; EFFECTIVE DATE

         This Plan is subject to the approval of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with applicable laws of the State of Delaware. This Plan shall become effective November 17, 2000 subject to such shareholder approval obtained within 12 twelve months thereafter.

17.      SAVINGS CLAUSE

         Any provision of this Plan which, if given effect, would disqualify any Share awarded hereunder from exemption from the operation of ss.16(b) of the Securities Exchange Act of 1934 shall be null and void and of no effect, and any such provision shall be deemed not to be a part of this Plan for purposes of construction hereof.

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